                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We consent to the use of our report dated March 28, 1997, relating to the balance sheets of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and the related statements of earnings and station equity and cash flows for the year ended December 31, 1996, and the reference to our firm under the heading "Experts" in the Registration Statement.

                                            KPMG Peat Marwick LLP

St. Petersburg, Florida

October 16, 1997